EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Aastrom Biosciences, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
December 18, 2009